As filed with the Securities and Exchange Commission on December 10,
1997
                                             Registration No. 333-38543
 ===================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           ------------------------
                                 AMENDMENT #1
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           --------------------------
                           ASPAC COMMUNICATIONS, INC.
                        ---------------------------------
              (Exact Name of registrant as specified in its charter)

Delaware                             4812                     95-4652797
---------------                -----------------              ---------------
(State or other                (Primary Standard              Employer Number
jurisdiction of                   Industrial                  (I.R.S.
incorporation or                Classification                Identification
organization)                     Code Number)                Number)
                                  ------------
                     2049 Century Park East, Suite 1200
                        Los Angeles, California 90067
                                  310/712-3288
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                           Marc F. Mayeres, President
                      2049 Century Park East, Suite 1200
                         Los Angeles, California 90067
                                  310/712-3288
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

            Copies to:   Cassidy & Associates, 1504 R Street, N.W.
                         Washington, D.C. 20009, 202/387-5400


Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   /  /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.  /   /



                    CALCULATION OF REGISTRATION FEE

                                          Proposed     Proposed
                                          Maximum      Maximum        Amount
Title of Each               Amount        Offering     Aggregate      of
Class of Securities         to be         Price        Offering       Registra-
to be Registered            Registered    Per Share    Price          tion Fee

Shares of
Common Stock,
$.0001 par value            450,000        $20.00      $9,000,000     $2,700
Shares of Common
Stock by Selling
Securityholders             9,010,000(1)   N.A.        N.A.           N.A.

Total                                                  $9,000,000     $2,700(2)

(1) There is no current market for the shares and the dollar amount of the shares to be registered is de minimis based upon the estimated per share book value ($.0001).
(2)       Paid by electronic transfer.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration
Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                [Legend for Red Herring Prospectuses]

The information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS

                        ASPAC COMMUNICATIONS, INC.

              450,000 Shares of Common Stock at $20 per Share;
       9,010,000 Shares of Common Stock to be Sold by the Holders Thereof


     This Prospectus is being furnished by Aspac Communications, Inc., a development stage Delaware corporation, (the "Company") for the offer and sale of 450,000 shares of Common Stock of the Company, $.0001 par value
per share (the "Company Shares") at $20 per Company Share.   SEE
"PROSPECTUS SUMMARY."  The Company is offering a minimum of
100,000 Company Shares (the "Minimum Offering") and a maximum of
450,000 Company Shares (the "Maximum Offering").  All funds received by the Company with respect to the sale of the first 100,000 Company
Shares will be deposited in a special escrow account to be established by the Company at Wells Fargo Bank, N.A. If 100,000 Company Shares are not
sold within one hundred eighty days (180) following the effective date of the registration statement of which this Prospectus is a part (the "Effective Date"), the Offering will automatically terminate and all funds received from the sale of the Company Shares will be returned to the purchasers thereof without deductions and without interest. Once funds from the sale of 450,000 Company Shares have been received, the Company will not accept any further purchasers and any funds tendered therefor will be returned. There can be no assurance that the Minimum Offering will be
sold.  SEE "RISK FACTORS--If Minimum Offering Is Not Sold".   The
Company Shares are being offered for sale by the officers and directors of the Company, including Mr. Marc F. Mayeres, President, Ms. Ming
Zhang, Secretary and Mr. Liancheng Ji, director, who will not receive any remuneration for such sales. The officers and directors are relying on the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934 (the "Exchange Act") in the sale by them of the sale of the Company Shares.
SEE "PLAN OF DISTRIBUTION".

     The Company is a recently formed development stage Delaware corporation, with limited operations and capital and no revenues. SEE
"THE COMPANY." The Company intends to develop telecommunications in the Far East, including China, and the United States by the construction and development of telephone and communication systems, including
Internet services, and, possibly, the acquisition of existing telecommunication systems and networks. SEE "BUSINESS".

     The Company Shares offered for sale herein are subject to a lock-up agreement with the Company restricting sale of such Company Shares for up to 90 days after the Effective Date of the Registration Statement of which this Prospectus is a part. SEE "RISK FACTORS--Trading of Company Shares Restricted for up to 90 Days" and "DESCRIPTION OF
SECURITIES--Lock-Up Agreement".

     The offering price of the Company Shares was determined arbitrarily by the Company and is not necessarily related to asset or book value, net worth or any other established criteria of value. SEE "PLAN OF
DISTRIBUTION" for a discussion of the factors used to determine such offering price. There is no current public trading market for the Shares. SEE "RISK FACTORS--No Current Trading Market for the Company's
Securities."

     The registration statement of which this Prospectus is a part also relates to the sale of 9,010,000 shares of the Company's Common Stock (the
"Selling Securityholders Shares") by the respective holders thereof (the "Selling Securityholders"). (The Selling Securityholders' Shares and the Company Shares are hereinafter referred to collectively as the "Shares").
The Selling Securityholders will receive the proceeds from the sale of the securities being offered by them. The Company will not receive any of the proceeds from such sales. The Selling Securityholders' Shares may be offered from time to time by the Selling Securityholders through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The securities being offered by Selling Securityholders are expected to become tradeable on or about the date of this Prospectus.
Sales of the securities being offered by Selling Securityholders, or even the potential of such sales, may likely have an adverse effect on the market prices of the Company Shares being offered by the Company. All costs incurred in the registration of the Company Shares and the Selling Securityholders' Shares are being borne by the Company.

     The Selling Securityholders may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). If any broker-dealers are used by the Selling Securityholders, any commissions paid to broker-dealers and, if broker-dealers purchase any Selling Securityholders' Shares as principals, any profits received by such broker-dealers on the resales of the Selling Securityholders' Shares may be deemed to be underwriting discounts or commissions under the Securities
Act. In addition, any profits realized by the Selling Securityholders may be deemed to be underwriting commissions. Brokerage commissions, if any, attributable to the sale of the Selling Securityholders' Shares will be borne by the Selling Securityholders. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Act.

     The Selling Securityholders' Shares offered by this Prospectus may be sold from time to time by the Selling Securityholders, or by transferees, commencing on the date of this Prospectus. No underwriting arrangements have been entered into by the Company or, to the Company's knowledge, the Selling Securityholders. The distribution of the Selling Securityholder's Shares by the Selling Securityholders may be effected in one or more privately-negotiated transaction or through sales to one or more dealers for resale of such Selling Securityholder's Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with sales of the Selling Securityholders' Shares.

     Unless otherwise specifically provided, all currency amounts in this document are expressed in United States dollars and are preceded by "$".

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.  SEE
"RISK FACTORS" CONTAINED IN THIS PROSPECTUS BEGINNING
ON PAGE 6.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
THE CONTRARY IS A CRIMINAL OFFENSE.

     THE COMPANY WILL REGISTER OR QUALIFY THE OFFERING
IN THE STATES OF CALIFORNIA, NEW YORK, WASHINGTON,
FLORIDA, ILLINOIS, TEXAS AND NEVADA ONLY.  PURCHASERS
OF THE SHARES IN THE OFFERING MUST BE RESIDENTS OF
THOSE STATES.  SEE "RISK FACTORS--LIMITED STATE
OFFERING" AND "PLAN OF DISTRIBUTION".

                                             Underwriting
                                             Discounts          Proceeds
                         Price to            and or Other       to Company
                         Public              Commissions(1)     Persons (2)

Per Share                $20                 -0-                $20

Minimum Offering--       $2,000,000          -0-                $2,000,000
100,000 Shares of
Common Stock

Maximum Offering--       $9,000,000           -0-               $9,000,000
450,000 Shars of
Common Stock

(1) The officers and directors of the Company are offering the Company Shares for sale. The Company does not intend to use an underwriter. If, however, an underwriter were to be used, which is not currently anticipated, discounts or commissions would not exceed 10% of the offering price.
(2) Does not include an estimated $157,700 in expenses of issuance and distribution of this Offering which funds have been borrowed by the Company from a shareholder. SEE "BUSINESS--Shareholder
          Loan".


               The date of this Prospectus is December ____, 1997.



CERTAIN SECURITIES DESCRIBED HEREIN ARE OFFERED BY
THE SELLING SECURITYHOLDERS SUBJECT TO PRIOR SALE,
WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE
OFFERING, WITHOUT NOTICE.  IN ADDITION, THE RIGHT IS
RESERVED TO CANCEL ANY CONFIRMATION OF SALE EVEN IF
THE PURCHASE PRICE HAS BEEN PAID, IF IN THE OPINION OF
THE COMPANY OR ANY PARTICIPATING BROKER-DEALER,
COMPLETION OF SUCH SALE WOULD VIOLATE FEDERAL OR
STATE SECURITIES LAWS OR A RULE OR POLICY OF THE
NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

     FOLLOWING THE COMPLETION OF THIS OFFERING, CERTAIN
BROKER-DEALERS MAY BE THE PRINCIPAL MARKET MAKERS
FOR THE SECURITIES OFFERED HEREBY.  UNDER THESE
CIRCUMSTANCES, THE MARKET BID AND ASKED PRICES FOR
THE SECURITIES MAY BE SIGNIFICANTLY INFLUENCED BY
DECISIONS OF THE MARKET MAKERS TO BUY OR SELL THE
SECURITIES FOR THEIR OWN ACCOUNT.  NO ASSURANCE CAN
BE GIVEN THAT ANY MARKET MAKING ACTIVITIES OF THE
MARKET MAKERS, IF COMMENCED, WILL BE CONTINUED.

     FOR A PERIOD OF AT LEAST ONE YEAR FOLLOWING
CLOSING OF THIS OFFERING, THE COMPANY WILL BE
REQUIRED BY THE SECURITIES EXCHANGE ACT OF 1934 TO FILE
PERIODIC REPORTS AND OTHER INFORMATION WITH THE
SECURITIES AND EXCHANGE COMMISSION.  SUCH MATERIAL
MAY BE INSPECTED AT THE COMMISSION'S PRINCIPAL OFFICES
AT JUDICIARY PLAZA, 450 FIFTH STREET, N.W. WASHINGTON,
D.C. 20459 AND COPIES MAY BE OBTAINED ON PAYMENT OF
CERTAIN FEES PRESCRIBED BY THE COMMISSION.  THE
COMPANY WILL FURNISH TO HOLDERS OF ITS COMMON STOCK
ANNUAL REPORTS CONTAINING AUDITED FINANCIAL
STATEMENTS EXAMINED AND REPORTED UPON, AND WITH AN
OPINION EXPRESSED BY AN INDEPENDENT CERTIFIED PUBLIC
ACCOUNTANT. THE COMPANY MAY ISSUE OTHER UNAUDITED
INTERIM REPORTS TO ITS SHAREHOLDERS AS IT DEEMS
APPROPRIATE.

                                       PROSPECTUS SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified by, the more detailed information set forth in this Prospectus, which should be read in its entirety.

The Company                 Aspac Communications, Inc. is a development stage
                            corporation incorporated in Delaware on June 1, 1994.

The Offering                The Company currently has limited operations and
                            assets and no revenue. The Company intends to develop and/or construct telecommunication and
                            Internet networks and systems in the Far East including the People's Republic of China ("PRC" or "China"), and elsewhere, including the United
                            States. SEE "BUSINESS--Business Plan." The Company intends to build its own systems, purchase existing networks or systems, or enter into joint ventures with third parties for the development, construction or purchase of telecommunication systems or Internet networks. The Company intends to develop and manage such telecommunication and Internet systems.
                            The Company may need to raise additional capital to construct such telecommunications systems or to acquire existing systems. SEE "RISK FACTORS--
                            Need for Additional Financing to Commence of
                            Continue Operations Even if Minimum Offering
                            Sold".

Transfer Agent              The transfer agent for the Company is
                            ________________________.  SEE "DESCRIPTION
                            OF SECURITIES -- Transfer Agent and Registrar."

Selling Securityholders
Securities                  9,010,000 Shares of Common Stock registered hereby
                            and owned by Selling Securityholders to be offered for sale by such securityholders. SEE "SELLING
                            SECURITYHOLDERS."  The Selling Securityholders'
                            Shares constitute an aggregate of 10% of the issued and outstanding Common Stock of the Company as of the date hereof.

Limited State
Registration                The Company anticipates that a substantial portion
                            of Company Shares will be sold to investors located outside the United States. The Company will register or qualify the Shares only in the states of California, New York, Washington, Florida,
                            Illinois, Texas and Nevada. Offers and sales in the Offering can be made only to entities resident in those states. SEE "RISK FACTORS--Limited State
                            Offering" and "Plan of Distribution".

Trading Market              The Company intends to apply initially for admission
                            to quotation of the Shares on the NASD OTC Bulletin
                            Board and to apply for listing on the Nasdaq Small-
                            Cap Market at such time, if any, as it qualifies.
                            However, there can be no assurance that the Shares will be so listed. SEE "RISK FACTORS--No Current
                            Trading Market for the Company's Securities" and
                            "DESCRIPTION OF SECURITIES--Admission to
                            Quotation on Nasdaq SmallCap Market or NASD
                            OTC Bulletin Board".


                         SELECTED FINANCIAL DATA

     The Company's fiscal year ends September 30. The following table sets forth selected financial information concerning the Company as of October 1, 1997:

     Balance Sheet Data:

          Current assets                              $      200
          Total assets                                $      200
          Stockholders' equity (deficit)              $      200


     The selected financial data above is a summary only and has been derived from and is qualified in its entirety by reference to the Company's financial statements and the report related thereto of John MacLean, Certified Public Accountant, included elsewhere in this Prospectus. SEE "EXPERTS" and "FINANCIAL STATEMENTS."


                              THE COMPANY

     The Company is a development stage company incorporated in the State of Delaware on June 1, 1994. The Company has limited operations or no revenue to date. The Company intends to engage in the development, construction and operation of telecommunication systems and Internet services. The Company intends to offer to business and residential customers enhanced telecommunication services including, but not limited to, local, regional, and international telephone service, fixed (land) and cellular line systems, Internet access, and paging, mobile and facsimile transmission capability. The Company will concentrate its services in the Far East, including China and, as opportunities arise, in the United States. The Company has entered into discussions for the development of certain telecommunications systems, but as of the date hereof, no agreements have been entered into and the Company does not own or manage any telecommunications systems or Internet networks. The Offering herein is considered a "blind pool". SEE "BUSINESS".

EMPLOYEES

      The Company presently has two officers and one employee.  The
Company does not expect to hire any additional employees before the Effective Date of the registration statement of which this Prospectus forms a part.

OFFICES

     The United States offices of the Company are located at 2049 Century Park East, Suite 1200, Los Angeles, California 90067. Its telephone number is 310/712-3288 and its fax number is 310/712-3286. On August
28, 1997, the Company entered into a 6-month lease agreement with Barrister Executive Suites, Inc. for such offices. The Company is provided with an office suite at a rent of $1,600 per month and is provided access to conference room facilities shared with other business tenants. The
Company does not believe that it currently needs additional space.
However, upon closing of the Offering and the addition of more employees, of which there can be no assurance, the Company will determine whether to remain in its current space or to move to larger office space.

                             RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN
NATURE AND INVOLVE A HIGH DEGREE OF RISK.  THE
SECURITIES OFFERED HEREBY SHOULD BE PURCHASED ONLY
BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE
INVESTMENT.  THEREFORE, EACH PROSPECTIVE INVESTOR
SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY
THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE
OTHER INFORMATION SET FORTH ELSEWHERE IN THIS
PROSPECTUS AND THE INFORMATION CONTAINED IN THE
FINANCIAL STATEMENTS, INCLUDING ALL NOTES THERETO.

RISKS RELATING TO OPERATING IN CHINA AND ELSEWHERE IN
THE FAR EAST

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

     The Company's sole director and certain of the Selling Securityholders reside outside the United States. All of the assets of these persons are, and the Company anticipates that a substantial portion of the assets that may developed or acquired by the Company will be located outside the United
States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons, or to enforce against the Company's assets or against such persons judgments obtained in United States courts predicated upon the liability provisions, and most particularly the civil liability provisions, of the United States securities laws or state corporation or other law.

INVESTMENT IN FAR EAST GENERALLY

     The Company anticipates that it will initially focus its development efforts on telecommunication projects and opportunities located in China and the Far East. Because of government controls and lack of established information systems, information regarding projects in which the Company may participate located in China and the Far East will be difficult for United States investors to obtain and investors will be unable to track the progress of the Company. In addition, if the Company begins operations in China or the Far East it will be subject to the risks incident to the ownership and operation of businesses therein. These risks include, among others, the risks of internal political or civil unrest, war, or government restrictions. These risks are dynamic and difficult to quantify. The Company will be subject to the risks normally associated with changes in general national economic conditions or local market conditions, competition, patronage, changes in market rates, and the need to periodically upgrade and replace equipment to maintain desirability, and to pay the costs thereof. Although many of the governments of the countries of the Far East have liberalized policies on international trade, foreign ownership and development, investment, and currency repatriation, increasing both international trade and investment accordingly, such policies might change unexpectedly. The Company will be effected by the rules and regulations regarding foreign ownership of real and personal property, including telecommunication switching stations, land lines and other property. Such rules may change quickly and dramatically which may have an adverse impact on ownership and may result in a loss without recourse of property or assets of the Company. Hong Kong is in a period of transition from control over it by Great Britain to control by China. It is uncertain what changes may result from such transition in regard to business, foreign property ownership, restrictions on development, taxes or other factors.

INVESTMENT IN CHINA IN PARTICULAR

     Because the operations of the Company are expected to be based to a substantial extent in China, the Company will be subject to the rules and restrictions governing China's legal and economic system as well as general economic and political conditions in that country. These include the following:

     Political and Economic Matters. Under its current leadership, the government of the People's Republic of China ("PRC") has been pursuing economic reform policies, which include the encouragement of private economic activity and greater economic decentralization. There can be no assurance, however, that the Chinese government will continue to pursue such policies, or that such policies will be successful if pursued. Changes in policies made by the Chinese government may result in new laws, regulations, or the interpretation thereof, confiscatory taxation, restrictions on imports, currency devaluations or the expropriation of private enterprise which may, in turn, adversely affect the Company. Furthermore, business operations in China can become subject to the risk of nationalization, which could result in the total loss of ownership and control of any assets or operations that may be developed by the Company in China. Also, economic development may be limited by the imposition of austerity measures intended to reduce inflation, the inadequate development of an infrastructure, and the potential unavailability of adequate power and water, transportation, communication networks, raw materials and parts.

     Legal System. The PRC's legal system is a civil law system based on written statutes. Unlike the common law system in the United States, decided legal cases in the PRC have little value as precedents. Furthermore, the PRC does not have a well-developed body of laws governing foreign enterprises. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published, statements regarding these evolving policies have been conflicting, and any such policies, as administered, are likely to be subject to broad interpretation and modification, perhaps on a case-by-case basis. As the legal system in the PRC develops with respect to such new forms of enterprise, foreign investors may be adversely affected by new laws, changes in existing laws (or interpretation thereof) and the preemption of provincial or local laws by national laws. The Company's operations in China, if any are developed of which there can be no assurance, will be subject to administrative review and approval by various national and local agencies of the PRC government. Management intends that the Company's operations will comply with applicable administrative requirements; however, there is no assurance that the Company will be able to timely obtain the necessary administrative approvals for any projects that the it determines to develop.

     Inflation/Economic Policies. In recent years, the Chinese economy has experienced periods of rapid growth and high rates of inflation, which have, from time to time, led to the adoption by the PRC government of various corrective measures designed to regulate growth and contain inflation. In 1995, China's overall inflation rate was estimated to be 14.8%, compared to 21.4% in 1994 and 13.2% in 1993. High inflation has in the past and may in the future cause the PRC government to impose controls on prices, or to take other action which could inhibit economic activity in China, which in turn could affect the Company's development or operations.

     Foreign Currency Exchange.  The Renminbi ("Rmb"), the currency of
China, is not a freely convertible currency. Both conversion of Rmb into foreign currencies and the remittance of Rmb abroad are subject to the PRC government approval. The Company intends to develop telecommunication systems in the Far East including China and anticipates that initially it may earn revenues, if any, and incur costs, in Rmb.

     Prior to January 1, 1994, Rmb earned within China were not freely convertible into foreign currencies except with government permission, at rates determined at swap centers, where the exchange rates often differed substantially from the official rates quoted by the People's Bank of China.
On January 1, 1994, the People's Bank of China introduced a managed floating exchange rate system based on the market supply and demand and proposed to establish a unified foreign exchange inter-bank market among designated banks. In place of the official rate and the swap center rate, the People's Bank of China publishes a daily exchange rate for Rmb based on the previous day's dealings in the inter-bank market. It is expected that swap centers will be phased out. However, the unification of exchange rates does not imply full convertability of Rmb into United States Dollars or other foreign currencies. Payment for imported materials and remittance of earnings outside of China are subject to the availability of foreign currency which is dependent on the foreign currency denominated earnings of the entity or allocated to the Company by the government at official exchange rates.

     Approval for exchange at the exchange center is granted to enterprises in China for valid reasons such as purchases of imported goods and remittance of earnings. While conversion of Rmb into dollars or other foreign currencies can generally be effected at the exchange center, there is no guarantee that it can be effected at all times. There is still uncertainty as to how foreign enterprises will be treated under this new system or whether the system will be changed again in the future. In the event of shortages of foreign currency, the Company may be unable to convert sufficient
Renminbi into foreign currency to enable it to comply with foreign currency payment obligations it may have.

     PRC Regulation of the Telecommunications Industry. The Ministry of Posts and Telecommunications (the "MPT") regulates the telecommunications industry in China. The MPT directly or indirectly regulates entry into the telecommunications industry, scope of permissible business, interconnection and transmission line arrangements, technology and equipment standards, and other aspects of the Chinese telecommunications industry. Such regulation may limit the Company's flexibility to respond to certain development opportunities. In addition, changes in the regulations or policies governing such regulatory framework could have an adverse effect on the Company. The Company may have to obtain certain licenses, if required, from the MPT in order to commence its proposed business. There is no assurance that it will be able to obtain such licenses, or if obtained, that they will not be untimely revoked or suspended. The rates that the Company will be permitted to charge for telecommunications services, if any are developed, are subject to regulation by the State Planning Commission, the MPT, and relevant Provincial Price Bureaus. Once authorized by such regulatory agencies, there can be no assurance that changes in the tariffs and rates would not have a material adverse effect on any Company business and results of operations, if any had been developed.

RISK FACTORS CONCERNING THE COMPANY

THE COMPANY IS A DEVELOPMENT STAGE COMPANY WITH
LIMITED OPERATING HISTORY

     The Company, organized on June 1, 1994, is a development stage company and has not begun operations as of the date of this Prospectus. Without an operating history, there is only a limited basis upon which a potential investor may evaluate the Company's prospects for its ability to construct, develop and manage telecommunications systems and Internet networks. To date, the Company's efforts have been limited to organizational activities and the preparation of the registration statement of which this Prospectus is a part. The Company has limited resources and has had no revenues to date.

     The Company's proposed operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the absence of an operating history. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business and the competitive environment in which the Company will operate. No assurance can be given that the operations of the Company will result in any revenues or that the Company will be profitable. SEE "BUSINESS."

SUCCESS OF PLAN OF OPERATIONS AND SHAREHOLDER
INFORMATION DEPENDENT ON MANAGEMENT

     The ability of the Company to successfully effect its business objectives and to develop, construct, management and acquire telecommunication systems and Internet networks will be largely dependent upon the efforts of its Management including Mr. Marc F. Mayeres, President of the Company and Liancheng Ji, a director of the Company. As the Company anticipates operations in China and elsewhere in the Far East, shareholders may have difficulty in obtaining information from sources other than the Company, including foreign local or national government agencies, about the
Company's activities and development of its projects in China or such other countries in the Far East. Shareholders will be dependent upon
Management for reports of the Company's development and activities and expenditure of proceeds. The Company has entered into an employment
agreement with Mr. Mayeres.   SEE "MANAGEMENT".  The Company
has not obtained any "key man" life insurance on the lives of any of its officers or the director. The loss of the services of the key executives or director could have a material adverse effect on the Company's ability to successfully achieve its business objectives. The officers of the Company will work full time on the development and operations of the Company.
Mr. Liancheng Ji will devote such time as a director as reasonably necessary to assist the Company in developing its telecommunications systems and Internet network in China and elsewhere in the Far East.

CONTROL BY SELLING SECURITYHOLDERS

     Management does not currently own any securities of the Company and will not own any of the securities of the Company following the Offering. The current Selling Securityholders own 100% of the outstanding shares of the Company, of which 10% are being offered for sale by the holders thereof. SEE "DESCRIPTION OF SECURITIES".

LIMITED TELECOMMUNICATIONS INDUSTRY EXPERIENCE

     The Company's Management has limited experience in owning, constructing, developing or managing telecommunications and Internet systems although the sole director of the Company has both education and experience in such areas and has worked in the telecommunications field in the Far East for over 30 years. Although the Company plans to hire consultants, and professional operating technicians and specialists, there can be no assurance that these professionals will be available on terms acceptable to the Company. SEE "BUSINESS" and "MANAGEMENT."

     In order to supplement the business experience of Management, the Company may employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors in China, the Far East or the United States. Furthermore, it is anticipated that such persons may be engaged by the Company on an independent basis without a continuing fiduciary or other obligation to the Company. As of the date of this Prospectus, the Company has not entered into any agreements or arrangements with any such technical support.

IF MINIMUM OFFERING IS NOT SOLD

     If the Minimum Offering (100,000 Company Shares) is not sold by the Company within 180 days of the Effective Date, all funds received by the Company will be returned to the investors thereof without deductions or interest. Investors should be aware that investment funds will be held in an escrow account maintained by the Company and investors will not be entitled to a return of their investment during such 180 day period. Investors will not receive any interest on their funds while held in the escrow account.

POSSIBLE NEED FOR ADDITIONAL FINANCING TO COMMENCE
OR CONTINUE OPERATIONS EVEN IF MINIMUM OFFERING SOLD

     If the Minimum Offering is sold, the Company will receive $2,000,000 gross proceeds and if the Maximum Offering is sold, the Company will receive $9,000,000 in gross proceeds. Although the Company can commence initial operations if the Minimum Offering is sold, the Company will be limited in implementing its business plan for the development, construction and management of telecommunication and Internet systems and for the acquisition of existing telecommunication systems and will likely need to obtain additional funds in order to develop such telecommunications or Internet systems. The Company may seek additional sources of capital, including an additional offering of its equity securities, an offering of debt securities or obtaining financing through a bank or other entity. The
Company has not established a limit as to the amount of debt it may incur nor has it adopted a ratio of its equity to a debt allowance.

     If the Company needs to obtain additional financing, there is no assurance that financing will be available, from any source, or that it will be available on terms acceptable to the Company, or that any future offering of securities will be successful. The Company could suffer adverse consequences if it is unable to obtain additional capital when needed. SEE "BUSINESS" and "USE OF PROCEEDS".

     The pace of the Company's development of telecommunication and Internet systems and the possible acquisition of existing systems is directly related to the amount of capital available to the Company for such purposes. The greater the number of Company Shares that are sold, the greater the amount of proceeds available to the Company to enter into development or construction projects or to acquire existing telecommunication systems.

COMPETITION FROM OTHER MORE ESTABLISHED ENTITIES

     Even if the Maximum Offering is sold, the Company will be a small participant in the telecommunications industry and it will face competition from well financed entities already established and actively engaged in related or identical projects to those in which the Company plans to participate. Many of such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company may be at a competitive disadvantage.
SEE "BUSINESS--Competition."

PURCHASERS WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL
DILUTION IN VALUE OF SHARES

     Purchasers of the Company Shares offered herein will incur immediate and substantial dilution in the pro forma net tangible book value of their Common Stock. The unaudited estimated per share book value as of November 30, 1997, prior to the Offering, is $(.0004). SEE
"DILUTION".

ISSUANCE OF FUTURE SHARES MAY DILUTE VALUE OF SHARES
HELD BY SHAREHOLDERS

     The Certificate of Incorporation of the Company authorizes the issuance of a maximum of 100,000,000 shares of Common Stock, $.0001 par value and 20,000,000 shares of non-designated preferred stock. As of the date hereof there are 90,100,000 shares of Common Stock outstanding and no shares of preferred stock outstanding. The future issuance of all or part of the remaining authorized Common Stock may result in dilution in the percentage of the Company's Common Stock held by the Company's then existing shareholders. Moreover, any Common Stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of the Common Stock of the Company as part of the Company's participation in a project or acquisition or for the payment for services or as compensation, may have the effect of diluting the value of shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for the Company's shares.

POTENTIAL ADVERSE EFFECTS OF AUTHORIZATION OF
PREFERRED STOCK

     The Company has 20,000,000 authorized shares of non-designated preferred stock of which none have been issued as of the date hereof. The Company may, without further action or vote by shareholders of the Company, designate and issue the shares of preferred stock. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the Common Stock and thereby reduce the value of the Common
Stock. The designation and issuance of preferred stock favorable to current Management or current shareholders could make the possible takeover of the Company or the removal of Management of the Company more difficult and discourage hostile bids for control of the Company which bids might have provided shareholders with premiums for their shares.

NO INTENTION OF PAYING DIVIDENDS

     Should the proposed operations of the Company be profitable, it is likely that the Company would retain much or all of its earnings in order to finance future growth and expansion. The Company has not and does not presently intend to pay dividends and dividends are unlikely to be paid in the foreseeable future.

FACTORS BEYOND THE COMPANY'S CONTROL

     Numerous conditions beyond the Company's control may substantially affect its success. Such conditions include, but are not limited to, fluctuations in costs of goods and services including Internet access charges, line use charges by third-party carriers, availability of telecommunications equipment, import/export restrictions, weather conditions, equipment shortages, political unrest, as well as competition from other businesses.

RISK FACTORS CONCERNING THE OFFERING
NO CURRENT TRADING MARKET FOR THE COMPANY'S
SECURITIES

     There is currently no established public trading market for the Shares.
No assurance can be given that an active trading market in the Company's securities will develop after completion of the Offering, or, if developed, that it will be sustained. No assurance can be given that the market price of the Company's securities will not fall below the initial public offering price. The Company intends to apply for admission to quotation of the Shares on the NASD OTC Bulletin Board and, if and when qualified, of which there can be no assurance, it intends to apply for admission to quotation on the Nasdaq SmallCap Market. SEE "DESCRIPTION OF SECURITIES". The
Company is a development stage company with limited operations and no revenues. There can be no assurance that such a listing can now be obtained or will be obtained once operations and revenues are established. There can be no assurance that a regular trading market for the Common
Stock will develop or that, if developed, it will be sustained. Various factors, such as the Company's operating results, changes in laws, rules or regulations, general market fluctuations, changes in financial estimates by securities analysts and other factors may have a significant impact on the market price of the securities. The market price for the securities of public companies often experience wide fluctuations which are not necessarily related to the operating performance of such public companies such as high interest rates or impact of overseas markets.

TRADING OF COMPANY SHARES RESTRICTED FOR UP TO 90
DAYS

     In connection with the purchase of the Company Shares, purchasers will enter into a lock-up agreement with the Company providing that the Company Shares registered herein held purchased by such purchaser will not be transferred, sold, assigned, pledged, hypothecated, distributed or otherwise disposed of, directly or indirectly, for a period of 60 days following the admission for trading of the Company's Common stock for trading on any market. The Company Shares will be eligible to be transferred, sold, assigned, pledged, hypothecated, distributed or otherwise disposed of after expiration of such 60 day period with the Company's approval, which permission shall not be withheld unless market conditions so dictate. 90 days after following the admission for trading on any market of the Company's Common Stock, the Company Shares can be transferred, sold, assigned, pledged, hypothecated, distributed or otherwise disposed of without the permission of the Company. In all events, the lock-up provisions will terminate six months after the Effective Date hereof.

REGISTRATION OR QUALIFICATION OF THE SECURITIES IN A
LIMITED NUMBER OF STATES
     The Company anticipates that a substantial portion of Company Shares will be sold to investors located outside the United States. The Company will register or qualify the offer and sale of the Shares in California, New York, Washington, Florida, Illinois, Texas and Nevada. Purchasers of the Shares who are residents of the United States must be residents in one of these states. The Company will not accept purchases from residents not located in a state in which the Shares have been qualified or registered. The Offering may not achieve the Minimum Offering amount or the Maximum Offering amount due to this limited registration.

RESALES OF THE SHARES UNDER STATE SECURITIES LAWS--THE
NATIONAL SECURITIES MARKET IMPROVEMENT ACT OF 1996

     Currently, the Company intends to register the Offering only in California, New York, Washington, Florida, Illinois, Texas and Nevada. The Company will not accept shareholders who are not resident of these states or such other state in which registration or qualification is not required.

     The National Securities Market Improvement Act of 1996 ("NMSIA") limits the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange
Act. Sales of the Shares in the secondary trading market will be made pursuant to Section 4(1) (sales other than by an issuer, underwriter or broker). It is anticipated that the Shares will be immediately eligible for resale in the secondary market subject to any lock up agreements thereon.

ARBITRARY DETERMINATION OF OFFERING PRICE

     The initial public offering price of the Company Shares has been arbitrarily determined by the Company and does not necessarily bear any relationship to the Company's assets, net worth or other established criteria of value. SEE "PLAN OF DISTRIBUTION" for a discussion of the factors used to determine such offering price.

MANAGEMENT HAS DISCRETION IN APPLICATION OF PROCEEDS

     Management of the Company has considerable discretion over the use and expenditure of the proceeds from the sale of the Company Shares offered herein. The Company intends to use the funds raised in this Offering and additional capital (if such can be obtained, of which there is no assurance) for the development of telecommunication and Internet networks, marketing, working capital, administrative and other matters.
SEE "USE OF PROCEEDS". To the extent that the Company finds changes are necessary or appropriate in order to address changed circumstances and/or opportunities, Management may find it necessary to adjust the use of the Company's capital, including the proceeds of this Offering. As a result of the foregoing, the success of the Company may be substantially dependent upon the discretion and judgment of the Management with respect to the application and allocation of the net proceeds hereof.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS
AND DIRECTORS

     The Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify its officers and directors against losses sustained or liabilities incurred which arise from any transaction in such officer's or director's respective managerial capacity unless such officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from a transaction. The
Company's Certificate of Incorporation and By-Laws also provide for the indemnification by it of its officers and directors against any losses or liabilities incurred as a result of the manner in which such officers and directors operate the Company's business or conduct its internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of the Company, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations. SEE "MANAGEMENT--Indemnification".

PENNY STOCK REGULATION

     Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse).

     Broker-dealer practices in connection with transaction in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation received by the broker-dealer and its salesperson in the transaction, and monthly account statement showing the market value of each penny stock held in the customer's account. in addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and the broker-dealer must receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this Offering may find it more difficult to sell their securities.

ADDITIONAL SHARES ENTERING PUBLIC MARKET WITHOUT
ADDITIONAL CAPITAL PURSUANT TO RULE 144

     No shares of stock of the Company were issued prior to August 1, 1997. All the issued and outstanding shares of the Company, to the extent not sold or transferred pursuant to this Offering, are "restricted securities" as such term is defined in Rule 144 ("Rule 144") promulgated under the Securities Act. In general, under Rule 144, if adequate public information is available with respect to a company, a person who has satisfied a one-year holding period as to his restricted securities or an affiliate who holds unrestricted securities may sell, within any three month period, a number of that company's shares that does not exceed the greater of one percent of the then outstanding shares of the class of securities being sold or the average weekly trading volume during the four calendar weeks prior to such sale.
Sales of restricted securities by a person who is not an affiliate of the company (as defined in the Securities Act) and who has satisfied a two year holding period may be made without any volume limitation. Pursuant to such Rule 144, after expiration of the holding period certain shares of Common Stock now restricted for trading will become eligible for trading in the public market without any payment therefore or increase to the Company's capitalization. Possible or actual sales of the Company's outstanding Common Stock by all or some of the present stockholders may have an adverse effect on the market price of the Company's Shares should a public trading market develop.

SHARES ELIGIBLE FOR SALE PURSUANT TO RULE 415

     A Selling Securityholder may offer and sell the Selling Securityholder Shares at a price and time determined by the particular Selling Securityholder. The timing of such sales and the price at which the Selling Securityholder Shares are sold by the individual Selling Securityholder could have an adverse effect upon the public market for the Shares, should one develop.

CERTAIN TAX CONSIDERATIONS

     The Company will be subjected to taxes imposed on it in the jurisdiction in which it operates. Further, its income is subject to United States federal and state income taxes when distributed, deemed distributed or otherwise attributed to, the Company, which is a United States corporation. Complex tax rules apply for purposes of determining the calculation of those United States taxes, the availability of a credit for foreign taxes imposed and the timing of the imposition of United States tax. Normally all foreign income earned by a United States multinational corporation eventually will be subject to United States tax. In order to relieve double taxation, the United States federal tax law generally allows United States corporations a credit against their United States tax ability in the year the foreign earnings become subject to United States tax in the amount of the foreign taxes paid on those earnings. The credit is limited under complex limitation rules. Further, complex rules exist for allocating and apportioning interest, research and development expenses and certain other expense deductions between the United States and foreign sources.
These rules can prevent United States multinational companies from crediting all of the foreign taxes they pay against their United States taxes. To the extent such credits are not allowed, foreign source income bears a tax burden higher than the United States tax rate.


                            USE OF PROCEEDS

     If the Maximum Offering is sold, the proceeds to the Company will be $9,000,000 and if the Minimum Offering is sold, the proceeds to the Company will be $2,000,000. There are no anticipated underwriting fees, discounts or commissions to be paid. The Company anticipates that it may utilize certain Company Shares for use in acquiring or leasing equipment or existing telecommunications systems. Such usage will benefit the Company by decreasing the amount of cash required to obtain such equipment or services, but the Company will not receive any proceeds usable for other matters directly from such use of its Company Shares.

     The following table sets forth the Company's anticipated use of proceeds from the Offering:

                                  MINIMUM OFFERING           MAXIMUM OFFERING
Total Proceeds                    $ 2,000,000                $ 9,000,000

Offering Expenses (1)                 157,700                    157,700

Initial capitalization of
one or more of potential
projects(2)                         1,500,000                  5,700,000

Acquisition or
construction                   to be financed                  2,500,000
of telecommunication
network

Working capital including
equipment, furnishings,
salaries and rent                     342,300                   642,300

(1) The Company has obtained a loan from Finhorn Enterprises Limited, a shareholder and Selling Securityholder, for payment of these initial offering expenses. SEE "BUSINESS--Shareholder Loan".
(2) SEE "BUSINESS--Current Operations". If none of the projects currently being initially discussed by the Company and generally described in "BUSINESS--Current Operations", the Company anticipates locating another project or projects of similar estimated costs.

     The foregoing represents the Company's best estimate of the net proceeds of the Offering based on current planning and business conditions. The exact allocation of the proceeds for the purposes set forth above and the timing of the expenditures may vary significantly depending upon the exact amount of funds raised, the time and cost involved in locating existing telecommunication systems for purchase or obtaining necessary regulatory approvals for construction of new telecommunication systems, the status of competing entities, availability and delivery of supplies and equipment, and other factors.

     The Company believes that the proceeds from the Minimum Offering would not be sufficient to fund its development for the next 12 months; whereas, the proceeds from the Maximum Offering would be sufficient to fund certain development for the next 12 months. If an amount less than Maximum Offering is raised, the Company may be required to delay, scale back or eliminate parts of its development plan or obtain funds through additional financing, including loans or offerings of its securities.

                              DILUTION

     Purchasers of the Company Shares will experience immediate and substantial dilution in the value of their Shares. Dilution represents the difference between the initial public offering price per share paid by the purchasers in the Offering and the net tangible book value per share immediately after completion of the Offering. Net tangible book value per share represents the net tangible assets of the Company (total assets less total liabilities), divided by the number of shares of Common Stock outstanding upon closing of the Offering.

     As of November 30, 1997, the Company had a net tangible book value (on an unaudited basis) of $(38,378) or $(.0004) per share.

     If the Minimum Offering is sold, the net tangible book value of the Company would be $1,892,300 or $.02 per share. If the Maximum
Offering is sold, the net tangible book value of the Company would be $8,892,300 or $.10 per share. This represents a per share increase of $.0204 if the Minimum Offering is sold and $.1004 if the Maximum
Offering is sold. This represents an immediate dilution to investors in the Offering of $19.98 per share if the Minimum Offering is sold and $19.90 per share if the Maximum Offering is sold. The following table illustrates such effect:

                                 Minimum Offering            Maximum Offering

Initial public price per Unit               $20.00                   $20.00
   Net tangible book value
          before Offering        $(.0004)                 $(.0004)
   Increase per share
          attributable to
        new investors            $.0204                   $.1004
Pro forma net tangible
    book value per share
    after Offering                           $.0204                   $.1004

Dilution per share to new investors          $19.98                   $19.10


     The following table sets forth, on a pro forma basis, the differences between existing shareholders and new investors in the Offering with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share paid by existing shareholders and by new investors:

MINIMUM OFFERING:

                                            Average
                   Outstanding Shares       Total Consideration    Price Per
                   Number        %          Paid         %         Share
Existing
Shareholders       90,100,000    99.9%      $  90,100    4.3%      $0.001
New Investors         100,000    0.1%       2,000,000    95.7%     $20.00

Total               90,200,000   100.0%     2,090,100    100%

MAXIMUM OFFERING:
                                             Average
                  Outstanding Shares         Total Consideration    Price Per
                  Number        %            Paid         %         Share

Existing
Shareholders       90,100,000   99.5%         $ 90,100      1%      $0.001
New Investors         450,000    0.5%        9,000,000     99%      $20.00

Total              90,550,000   100.0%       9,090,100    100%

                               BUSINESS

GENERAL

     The Company intends to engage in the development, operation, acquisition and possible sale of telecommunications and Internet services to offer a broad range of local and regional, international, and enhanced telecommunication and Internet services including but not limited to cellular and fixed line telephone service to individuals, business and residential customers. The Company will concentrate its services in the Far East, including China, and in the United States. The Company may locate an existing telecommunications or Internet systems which it may acquire as part of the development of its operating network. The Company intends to offer local and international calling services, as well as customized telecommunications and Internet services to its clients.

     Since inception, the principal activity of the Company has been directed to organizational efforts. As of the date hereof, the Company has hired a fulltime President (see "MANAGEMENT") and has entered into preliminary discussions for participation in several telecommunication projects. The Company has not entered into any definitive agreements. Start-up costs incurred by the Company have been provided by the initial sale of certain securities of the Company and by loans from one or more of its current shareholders. No other initial financing has been obtained. There is no agreement or understanding pursuant to which the current shareholders will continue to make such loans or purchase stock.

     The Company anticipates that if the Minimum Offering is sold it will need to raise funds in the next twelve months to develop and/or construct telecommunications and Internet systems. Even if the Maximum Offering is sold, the Company may determine to raise additional funds in order to develop a greater number of telecommunication systems. Management may use various methods to raise such funds including debt obligations such as loans from banks or other sources or debt securities and/or investors' equity. If financing is arranged, of which there can be no assurance, Management anticipates that repayment of debt and debenture obligations will be made from earnings from operations or sales of the telecommunications and Internet systems and/or equity interest in the Company. The Company has not established any ratio governing its equity to debt limits nor any limit upon the debt which may be incurred.

     The Company began payment of salaries to one of its officers on September 1, 1997. On November 6, 1997, the Company entered into an employment agreement with Marc F. Mayeres to serve as President of the Company. SEE "MANAGEMENT--Employment Agreements". The
Company anticipates that incidental expenses of operations will be provided by loans to the Company or purchases of stock from the Company by one or more current shareholders. There is no binding agreement pursuant to which the current shareholders must make such loans or purchase stock.

CURRENT OPERATIONS

     The Company has begun discussions regarding several opportunities for participation in developing certain telecommunication networks. These discussions are all in the preliminary stages and potential investors should be alerted that there is no assurance that the Company will finalize any of these discussions or that agreements will be reached or conducted on any of the terms outlined below.

     Joint Venture with a China Telephone System Operator. The Company is currently in discussion with an authorized public telephone system operator and its affiliates for possible participation in the construction and development of wire-line and wireless telephone networks in Hebei Province in China. This company is AN authorized public telephone operator in China.

     The possible telecommunication construction and development in the Hebei Province would be an expansion of the existing current wire-line and wireless telephone network. The current wire-line telephone penetration rate in Hebei Province is only 5.3 per 100 capita and the penetration rate for wireless telephone is 0.52 per 100. These penetration rates are below the international standards for developed and developing countries and the Company believes that there is a great demand for immediate increase in network capability and services.

     If the Company were to enter into a joint venture for wireless telephone networks in the Hebei Province, the Company would seek to establish a joint venture company in which the Company would anticipate holding at least a 49% interest. The joint venture would continue for approximately
25 years. Through the joint venture company, the Company would be responsible for constructing and developing the telephone expansion network and would also (i) assist in obtaining equipment, goods and materials not available in China; (ii) introduce and oversee modern and efficient operating and management techniques; (iii) recruit qualified foreign personnel and international consultants; (iv) assist in raising capital for the network construction; and (v) perform such other duties as deemed necessary.

     Internet Joint Venture. The Company is in preliminary discussions with a Chinese telecommunications partner for the possible development of a nationwide internet network in China. If the Company were to enter into such a joint venture, the Company would form a joint venture company in which the Company would anticipate holding at least a 49% interest. The joint venture company would intend to provide internet access service throughout China commencing its operations in the major metropolitan areas providing its clients with access to the World Wide Web, electronic mail transfer, individual web pages, research engines, news and updates, on-line shopping and other services as are customarily available by Internet Service Providers. The joint venture would continue for a period of 30 years and anticipates being able to admit up to 5,000,000 customers to the network in approximately 7 years.

     Joint Venture with a California Telecommunications Company. The Company is in preliminary discussions with a California-based telecommunications company for the possible cooperation in developing new telecommunication technologies and using such new technologies, as well as those previously developed by the California company, the construction and development of telecommunications networks in China and, possibly, elsewhere.
     The current telephone system in China (as well as many other countries in the Far East and Europe) are based on Synchronous Digital Hierarchy ("SDH") technologies while the majority of telephone systems in the United States, for instance, are based on Asynchronous Transfer Mode ("ATM") technologies. Many European countries have started to transfer to the ATM system. The Company would develop ATM access network technologies to enhance the compatibility and efficiency of the current SDH telephone networks and to use the new technologies in constructing and developing telephone and internet networks to ensure those networks would be compatible with international standards.

SHAREHOLDER LOAN

     In October 2, 1997, Finhorn Enterprises Ltd, a shareholder of the Company, loaned the Company $60,000 repayable in 12 months at an annual interest rate of 5%. The loan is renewable upon the expiration of the one-year term for another year at a 7% annual interest rate. The Company anticipates that it will repay the loan from revenues generated from operations or, if no revenues have been generated from operations at such time that the loan is payable, then the Company will use what proceeds from the Offering are available at such time to repay the loan. On October 27, 1997, the Company borrowed an additional $100,000 from Finhorn Enterprises Ltd. on the same terms as the earlier loan. Proceeds from both loans, aggregating $160,000, are for the payment of expenses of this Offering, including legal fees, and initial working capital. SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS".

BUSINESS PLAN

     The Company plans to seek opportunities for the development and construction of telecommunications and Internet networks either by itself or in cooperation with other entities. The Company intends to establish and develop, either through construction and development or through acquisition of existing systems, one or more telecommunications and/or Internet networks consisting of fixed and/or cellular line services to be selected in specific target areas in the Far East, including China, and, if the opportunity is available, in the United States.

     The Company intends to establish a network communication system for business and residential subscribers to provide intraconnection between cellular and fixed line services and to provide subscribers with capability to make domestic and international long distance calls. The Company plans to establish and offer nationwide an Internet access system in China and anticipates that its network systems will interconnect with the MPT Systems which will allow the Company's subscribers to communicate with fixed line and cellular users of other networks and to make and receive domestic and international long distance calls.

     The Company anticipates that it will commence operations by entering into joint venture relationships with other established telecommunication companies, either in the United States or elsewhere, for the initial development and construction of telecommunication and Internet networks or for the expansion and improvement of existing network. The Company anticipates that it will participate in a series of such joint ventures while, if funds are available therefor, initiating telecommunications projects in which it is the sole participant. The Company anticipates that as it participates in a growing number of such projects, it will be able to develop, in China initially, compatible telecommunications systems and Internet access to a wide variety of geographic locations.

     The Company anticipates that it will be able to work with the MPT and its agents to establish an interconnection arrangement to allow the Company to utilize the existing MPT network equipment and connections. Fees charged for such usage will be passed to the customer as part of the utilization tariff. The Company intends to utilize current computer systems to provide network operation management, customer service and marketing.
The Company intends to construct its own transceiver station sites or to lease such sites from the MPT or third-party owners or acquire receiving stations already existing.

     The Company intends to focus on controlling costs and providing efficient operations through the use of advanced management information systems and by retaining and attracting qualified personnel. The Company intends to focus on marketing its telecommunications system in its selected target areas. The Company intends to offer subscribers certain value added services such as call forwarding, call waiting, conference calling, facsimile transmission services, and modem access to the Internet and World Wide
Web. The Company will develop its value added services package as it identifies its target market and the demographics therein.

     The Company's principal business objective is to provide telecommunications systems, including cellular, fixed line and Internet services, to residential and businesses customers in countries in the Far East, including China, and in the United States. The Company intends to reach its objectives through the development of its telecommunication network and/or by the acquisition of existing telecommunication networks, or both.

TELECOMMUNICATIONS IN GENERAL

     The global market for telecommunications services is undergoing significant deregulation and reform. The Company believes that the industry is being shaped by the (i) deregulation and privatization of telecommunication markets worldwide; (ii) diversification of services through technological innovation; and (ii) globalization of major carriers. It is anticipated that the industry generally will experience considerable growth in terms of traffic volume and revenue and development of new markets. According to the International Telecommunication Union ("ITU"), a worldwide telecommunications organization under the auspices of the United Nations, the international telecommunications industry accounted for $52.8 billion in revenues and 60.3 billion minutes of use in 1995. The ITU projects that international telecommunications revenues will approach $76 billion by the year 2000 with the volume of traffic expanding to 107.0 billion minutes of use.

TELECOMMUNICATIONS INDUSTRY IN CHINA

     According to the PRC Ministry of Posts and Telecommunications (the
"MPT"), with a population of 1,198,000,000 in 1994 China had 27,300,000 fixed line telephone subscribers (2.17% penetration) and 1,570,000 cellular subscribers (.13% penetration). By 1996 with a population of 1,226,000,000 (2.28% growth) the telecommunications usage doubled to 54,950,000 fixed line telephone subscribers (4.49% penetration) and 6,950,000 cellular subscribers (.57% penetration). As the Chinese economy shifts from a centrally planned economy to a more market-oriented economy, the telecommunications industry has become one of the fastest developing industries in China. Although the Chinese telecommunications network has become one of the largest in the world in terms of number of subscribers, the penetration rates remain relatively low indicating significant potential for further rapid growth. The Company believes that the market will be driven by the demand for telecommunication services from the increase of world-competitive businesses and industries and from individual personal use.

THE MINISTRY OF POSTS AND TELECOMMUNICATIONS AND
GOVERNMENT REGULATION

     The PRC has developed its Ninth Five-Year Plan in which development of the telecommunications industry in China will continue to be a high prior for the government. The Five-Year Plan's goal is to double, by the year 2000, China's telecommunications capacity and business volume from that of 1995. The MPT System has primary responsibility for implementing the plan in regard to the telecommunications industry. The MPT System has historically regulated all public telecommunications services in China. The MPT directly or indirectly regulates entry into the telecommunications industry, scope of permissible business, interconnection and transmission line arrangements, technology and equipment standards, and other aspects of the Chinese telecommunications industry. The Company believes that such emphasis on growth of the telecommunications industry, coupled with Management's familiarity with working with the MPT, will facilitate the obtaining of support for development of the Company's operations from the MPT.

ACQUISITION OF EXISTING TELECOMMUNICATIONS SYSTEMS
AND PURCHASES OF EQUIPMENT

     In addition to constructing or developing its own telecommunications and Internet systems by itself or in joint venture with others, the Company may acquire existing telecommunications systems. It is possible that the consideration paid for the acquisition of existing telecommunications systems, if any such acquisitions are made of which there can be no assurance, and/or the purchase of telecommunications and Internet equipment, if any such purchases are made of which there can be no assurance, or the payment for services of technicians, professionals or employees, if any such services are used of which there can be no assurance, may consist in whole or in part of the Company's Common
Stock, although the Company may also use cash and/or debt. If the Company were to issue substantial additional securities for acquisitions, such issuance may dilute the value of Shares, and might have an adverse effect on any trading market that may develop in the Company's securities in the future. If the Company were to incur indebtedness that substantially changed the capital structure of the Company, the Company's shareholders would most likely be exposed to a greater risk of loss of their investment in the Company.

     Securities issued in any such transaction are likely to rely on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of such a transaction, the Company may agree to register the securities either at the time the transaction is consummated or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Common Stock may have a depressive effect on such market.

COMPUTER SYSTEMS REDESIGNED FOR YEAR 2000

     Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date. If not corrected, many computer applications could fail or create erroneous results by or following the year 2000. Many of the computer programs containing such date language problems have been corrected by the companies or governments operating such programs. In acquiring any existing telecommunication system or Internet network, the Company will consider the existence of a date language problem and the costs to correct such problem as one of the factors in determining whether such acquisition would be appropriate. Management does not know what steps, if any, have been taken by the governments in the countries in the Far East, particularly
China, to correct or address such date language problem or if any such steps are required. The Company anticipates that it will be leasing some telecommunication equipment, including switching stations, landlines, etc., from the PRC and interconnecting with the telecommunications systems now operated by the PRC and that any failure of the PRC's computer systems or telecommunication delivery systems due to such computer date language problem could have a severe impact on any operations of the Company that have been developed.

BUSINESS ENVIRONMENT FOR OPERATIONS

     The Company believes that the Far East, including Hong Kong and China, has a vigorous economy. Foreign investment in the Far East has grown considerably in the last 10 years. China has allowed the establishment of foreign private enterprise and has encouraged development of China as a manufacturing and business center. However, China remains a Communist country with tight governmental controls. There can be no assurance of the government's continued encouragement or permission of private investment in China. Nor can there be any assurance as to continued ownership of businesses by foreign entities in China.

COMPETITION

     There are a great number of participants in the telecommunications and Internet services field. Some of the participants are large international corporations that have substantial resources and technical expertise while there are also many start-up companies. All these companies will compete with the Company for acquisition of existing telecommunications systems and for development of new markets. Although the market penetration of telecommunications services in China is small, the Company anticipates that many international and start-up firms will begin entering the Chinese telecommunications market. The Company will be a small participant. In view of the Company's limited financial resources and limited Management experience, the Company may be at a competitive disadvantage compared to the Company's competitors. Management believes that the close familiarity of certain of its officers and directors with business and economic conditions in China and other areas in the Far East and elsewhere, and knowledge of the Chinese language, as well as the familiarity of certain of its officers and directors with the United States, the English language and, generally, the American and international business communities, will be useful in meeting such competition.


                             THE OFFERING

     The Company is offering 450,000 Company Shares for sale at a per Company Share price of $20. The Minimum Offering is 100,000 Company Shares and the Maximum Offering is 450,000 Company Shares. The
Company Shares are being offered for sale by the officers and director of the Company. The offering price of the Company Shares was determined arbitrarily by the Company and is not necessarily related to asset or book value, net worth or any other established criteria of value. There is no current public trading market for the Shares. SEE "PLAN OF
DISTRIBUTION".

     The Selling Securityholders are offering 9,010,000 Selling Securityholder Shares for sale on a continuous or delayed basis pursuant to Rule 415 under the Securities Act. SEE "RISK FACTORS--Shares
Available for Sale Pursuant to Rule 415" and "RISK FACTORS--Additional Shares Entering Public Market without Additional Capital Pursuant to Rule
144. The amount of discounts or commissions, if any, which may be paid by the Selling Securityholders on the sale of their securities registered herein is not now known.

     The Company is applying for admission to the NASD OTC Bulletin Board for the Shares; however, there can be no assurance that the Shares will be so listed. SEE "RISK FACTORS--No Current Trading Market for the Company's Securities" and "DESCRIPTION OF SECURITIES--
Admission to Quotation on the Nasdaq SmallCap Market or NASD OTC
Bulletin Board".


              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                     CONDITION AND RESULTS OF OPERATIONS

PLAN OF OPERATIONS

     The Company is a development stage company, the objective of which is to develop telecommunication systems and Internet networks in the Far
East, including China, and in the United States. To date, the Company's efforts have been limited to organizational activities, including developing a business plan, identifying and commencing discussions with potential joint venture participants for telecommunication projects and identifying and negotiating with qualified management necessary for the successful implementation of the Company's business plan.
LIQUIDITY

     The Company has generated no revenues to date and does not anticipate to being able to generate revenues in the near future until that time, if ever, that it has begun offering telecommunication and Internet services. The Company believes that the acquisition of existing systems will provide the Company with the quickest method to begin operations and, possibly, receipt of revenues.

     The Company has incurred a loss since inception, resulting in an unaudited net loss as of November 30, 1997, of $128,478. The Company anticipates that it will continue to incur losses for the foreseeable future until such time, if ever, that the Company is able to generate sufficient revenues to finance its operations.

     In October 2, 1997, Finhorn Enterprises Ltd, a shareholder of the Company, loaned the Company $60,000 repayable in 12 months at an annual interest rate of 5%. The loan is renewable upon the expiration of the 12-month term for another 12 months at a 7% annual interest rate.
The Company anticipates that it will repay the loan from revenues generated from operations or, if no revenues have been generated from operations at such time that the loan is payable, then the Company will use what proceeds from the Offering are available at such time to repay the loan. On October 27, 1997, the Company borrowed an additional $100,000 from Finhorn Enterprises Ltd. on the same terms as the earlier loan. Proceeds from both loans, aggregating $160,000, are for the payment of expenses of this Offering, including legal fees, and initial working capital. There are no agreements or understandings for additional loans to be provided by Finhorn Enterprises Ltd., or any other shareholder or entity, to the Company. Capital Resources

     Substantially all of the Company's expenditures subsequent to this offering will be attributable to the development or acquiring telecommunication networks. The Company may use the Company Shares registered herein to purchase existing telecommunications systems and equipment and other materials. The Company may also incur debt in the development of such telecommunication systems. The Company has made no commitments to date for any specific expenditure.


                               MANAGEMENT

OFFICERS AND DIRECTORS

      The officers and directors of the Company are as follows:

     NAME                                    TITLE

     Marc F. Mayeres                         President

     Ming Zhang                              Secretary

     Liancheng Ji                            Director


     All directors of the Company hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The By-laws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until a successor is elected and qualified. The Director does not receive any remuneration for his services as a director. The Director may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors.

     The principal occupation and business experience for each officer and director of the Company for at least the last five years are as follows:

     Marc F. Mayeres, 56, has served as President of the Company since November, 1997. From 1996 to 1997, Mr. Mayeres was Vice President of Finance & Administration and Chief Financial Officer of Thomsen
Machinery, Inc., Gardena, California. Thomsen Machinery, Inc. is a subsidiary of Putzmeister Werk AG Germany, an international supplier of industrial and commercial cement and concrete pumping equipment. From 1994-1995, Mr. Mayeres served as a business consultant, including developing accounting systems and preparing feasibility studies regarding certain proposed corporate activities. From 1992-1994, Mr. Mayeres was Vice President and Treasurer-Worldwide of SPI Pharmaceuticals, Inc.,
Costa Mesa, California. SPI Pharmaceuticals has over 3200 employees worldwide with 7 subsidiaries. Mr. Mayeres handled worldwide treasury functions including the global cash management, foreign exchange management, banking contracts and negotiations, fund sourcing, international refinancings, and repatriation of a $7.5 million dividend from Yugoslavia. From 1989 to 1991, Mr. Mayeres was Director of
International Finance for Whirlpool Corporation, Benton Harbor, Michigan. The Whirlpool Corporation has approximately 16,000 employees with 31 subsidiaries. From 1967 to 1989, Mr. Mayeres was employed by The
Quaker Oats Company, Chicago, Illinois in several positions, culminating from 1983 to 1989 as Director of International Finance. The Quaker Oats Company has approximately 9,000 employees with 28 subsidiaries. Mr.
Mayeres received his Chartered Accountant degree from the Belgian
College of Chartered Accounts in Antwerp, Belgium in 1967 and the equivalent of a Bachelors of Science Degree in Chemistry from the Catholic University of Louvain, Louvain, Belgium, in 1962.

     Ming Zhang, 26, serves as Secretary of the Company. Ms. Zhang, a resident of Los Angeles, was born in Hunan, China and is fluent in Chinese and English. Ms. Zhang is a Certified Public Accountant candidate and received her Bachelor of Science in Accounting from the University of Kentucky in December, 1994. From 1995-1997 was employed by America
Catch, Inc., Los Angeles, California, a wholly-owned subsidiary of Beijing Catch Telecommunication Group, as the Assistant to the President.
America Catch's primary business is to seek investment opportunities in the United States and to expand its Beijing business and operations in the United States.

     Liancheng Ji, 58, serves as a Director of the Company. Mr. Ji is a citizen of China and resides in Beijing, China. Since 1995, Mr. Ji has been the Senior Engineer and Vice President of Hebei United
Telecommunications, Inc. ("Hebei Unicom"), Hebei Province, China which specializes in telecommunication projects in Beijing and Hebei Province. Hebei Unicom is the Hebei branch of China Unicom, the second largest telecommunications provider in China. From 1994-1995 Mr. Ji was the president of Beijing United Telecommunications, Inc., the Beijing branch of China Unicom, specializing in telecommunication projects in Beijing.
From 1990-1994, Mr. Ji was the Vice President of Beijing Catch Telecommunication Group which is the third largest telecommunication service provider in China. From 1967 to 1989, Mr. Ji was the Senior Engineer and Senior Operating Officer of China Institute of Electronic System Engineering. Mr. Ji received his Bachelor of Science degree in Telecommunication Engineering from China Northwestern Electronic
Engineering University.

EXECUTIVE COMPENSATION

     Officers and directors receive compensation as determined by the Company from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. The Secretary of the Company receives a salary of $3,500 per month but has agreed to defer payment of such if requested by the Company in order to minimize cash requirements. The President of the Company receives $7,000 per month but has agreed to defer $3,500 per month until closing of the Offering. The following table sets forth the total compensation paid or accrued by the Company on behalf of the President of the Company during 1997. The
Company commenced paying salaries in September, 1997. No officer of the Company receives a salary and/or bonus in excess of $100,000. SEE "MANAGEMENT--Employment Agreements".

[COMPENSATION]
                         SUMMARY COMPENSATION TABLE

                             ANNUAL COMPENSATION
                                                          Long       All
                                              Other       Term       Other
POSITION       Year      Salary     Bonus     Awards      Compen-    Compen-
                                                          sation     sation
Marc F.
  Mayeres      1997      7,000/     ---       ---         ---        ---
President                Month

(1) Mr. Mayeres employment begin on November 6, 1997 and he has agreed to defer $3,500 per month of his compensation until closing of the Offering.

EMPLOYMENT AGREEMENTS

     On November 6, 1997, the Company entered into an employment agreement with Mr. Marc F. Mayeres to serve as President of the Company. The terms of the agreement require the fulltime services of Mr. Mayeres to the activities of the Company and provide for compensation at the rate of $7,000 per month, one-half of which is deferred until the closing of the Offering. The agreement provides for medical insurance and payment of expenses incurred on behalf of the Company. The agreement expires at the end of six months with the option that upon the agreement of both parties, a new agreement will be executed providing a salary of $100,000 annually.

PAYMENT OF FEES TO DIRECTORS, ADVISORS AND AFFILIATES

     Under certain circumstances, the Company may pay fees to individuals or entities who are directors, advisors or affiliates of the Company. In the event that an unsalaried affiliate arranged financing, or identified a subsequently acquired telecommunications system or available equipment or otherwise in an arms length transaction that ordinarily would generate a "finders" fee, such a fee, calculated in a reasonable and customary manner, might be paid. In general, an "affiliate", as defined under federal securities law, is any person directly or indirectly controlling, controlled by, or under common control with, such other person, including any officer, director, partner or employee of such other person. No such payments have been made or incurred to date by the Company to its director.

TIME DEVOTED TO COMPANY OPERATIONS

      The officers of the Company devote full working time to the affairs of the Company. Mr. Ji, a Director of the Company, anticipates devoting substantial time to the affairs of the Company.

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND
AGENTS

     The Certificate of Incorporation and By-laws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

     Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

     The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE
PERMITTED TO DIRECTORS, OFFICERS OR PERSONS
CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING
PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND
EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS
AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS
THEREFORE UNENFORCEABLE.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information as of the Effective Date of this Prospectus regarding the beneficial ownership of the Company's Common Stock by each officer and director of the Company and by each person who owns in excess of five percent of the Company's
Common Stock.

                                        Shares of
                                        Common Stock             Percentage
Name, Position                          Beneficially (1)         Of Shares
Address                                 Owned                    Owned

Finhorn Enterprises Limited (2)          55,100,000              61.15%
c/o East Asia Corporate Services Limited
Columbus Centre Building
Wickhams Cay
PO Box 901
Road Town, Tortola, B.V.I.

Serenadia Investment Limited (2)         20,000,000               22.20%
2555 Huntington Drive, Suite 249
Superior Gain Enterprises Limited
1108 West Valley Boulevard
Suite 438
Alhambra, California 91803-2477

Marc F. Mayeres                          -0-                      0%
30902 Clubhouse Drive, #44F
Laguna Niguel, California 92677

Ming Zhang                               -0-                      0%
3701 Glendon Avenue
Los Angeles, California 90034

Liancheng Ji                             -0-                      0%
Building #2
Shizipuo Dongli
Dongcheng District
Beijing, China

All Officers, Directors                  -0-                     0%
 and Shareholders as a Group
 (3 Persons)

_________________

(1)     Includes warrants, options or other rights to purchase common stock exercisable within 60 days hereof.
(2)     A British Virgin Islands corporation.


                      SALES BY SELLING SECURITYHOLDERS

     The registration statement of which this Prospectus is a part also relates to the offer and sale of up to 9,010,000 Selling Securityholders' Shares being offered and sold by the Selling Securityholders. All of such securities are expected to become tradeable on or about the date of this Prospectus.

     Sales of the securities being offered by Selling Securityholders, or even the potential of such sales, would likely have an adverse effect on the market price of the Company Shares being offered for sale by the Company. The freely tradeable Shares of the Common Stock (the "public float") upon effectiveness of the Registration Statement of which this Prospectus is a part and upon consummation of the transactions contemplated herein will be 90,550,000 shares of Common Stock, of which 9,010,000 are to be sold by the Selling Securityholders.


                                     SELLING SECURITYHOLDERS

     The following table sets forth the beneficial ownership of the securities of the Company held by each person who is a Selling Securityholder and by all Selling Securityholders as a group.

                                                        Percent of Common
                             Common Stock Owned         Common Stock
Owned Name and Address       Prior to     After         Prior to   After
of Beneficial                Offering     Offering      Offering   Offering
Owner
Finhorn Enterprises
Limited(3                    55,100,000   49,590,000    61.15%     54.8%
c/o East Asia Corporate
Services Limited
Columbus Centre Building
Wickhams Cay
PO Box 901
Road Town, Tortola, B.V.I.

Serenadia Investment
Limited(4)                   20,000,000   18,000,000     20.20%    19.9%
2555 Huntington Drive
Suite 249
Superior Gain Enterprises Limited
1108 West Valley Boulevard
Suite 438
Alhambra, California 91803-2477

Gain Best International
Limited(5)                    4,500,000    4,050,000      4.9%      4.5%
1 Dakengyan, Haidian
District
Beijing, China

Global Bridge Profits
Limited(6)                    4,000,000     3,600,000      4.4%      4.0%
c/o Trident Trust Company
Limited
P.O. Box 146, Road Town
Tortola, B.V.I

Superior Gain Enterprises
Limited(7)                    3,500,000     3,150,000      3.9%       3.5%
1108 West Valley Boulevard
Suite 438
Alhambra, California 91803-2477

Crowned Eagle
Worldwide, Ltd.(8)             3,000,000     2,700,000     3.3%       3.0%
2168 Atlantic Boulevard
Suite 125
Monterey Park, California 91754

_________
(1) Based upon 90,100,000 shares of Common Stock outstanding prior to offering.
(2) Assumes sale of all Shares offered herein including Company Shares and Selling Securityholders' Shares resulting in 90,550,000 number of shares of Common Stock outstanding.
(3) The named Selling Securityholder is a British Virgin Island company engaged in investing in telecommunication networks and telecommunication-related companies. Mr. Ma, Guang-Ming is its beneficial owner and sole director.
(4) The named Selling Securityholder is a British Virgin Island company engaged in researching and developing telecommunication equipment and investing in telecommunication networks. Mr. Song, Yong-An is its beneficial owner and sole director.
(5) The named Selling Securityholder is a British Virgin Island company engaged in investing in researching and developing electronic equipment and financial investment. Mr. Chen, Yan is its beneficial owner and sole director.
(6) The named Selling Securityholder is a British Virgin Island company engaged in developing paging technologies and manufacturing pagers and investing in telecommunications networks. Mr. He, Yi is its beneficial owner and sole director.
(7) The named Selling Securityholder is a British Virgin Island company engaged in international trade and financial investment. Mr. Wang, Li-Ping is its beneficial owner and sole director.
(8) The named Selling Securityholder is a British Virgin Island company engaged in researching and developing electronic technologies and financial investment. Mr. He, Lei is its beneficial owner and sole director.

     None of the Selling Securityholders nor their beneficial owners have any relationship with each other or with officers or the director of the Company.

     The Shares owned by the Selling Securityholders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the Selling Securityholders' Shares offered under Rule 415, the Company has given certain undertakings in Part II of the Registration Statement of which this Prospectus is a part which, in general, commit the Company to keep this Prospectus current during any period in which offers or sales are made pursuant to Rule 415.
The Company is bearing all expenses in connection with the registration of the Selling Securityholders' Shares offered by this Prospectus.


                         DESCRIPTION OF SECURITIES

AUTHORIZED CAPITAL

     The total number of authorized shares of stock of the Company is one hundred million (100,000,000) shares of Common Stock having a par value of $.0001 per share and twenty million (20,000,000) shares of non-designated preferred shares.

INCORPORATION

     The Company was incorporated in the state of Delaware on June 1, 1994 under the name TPG Management Corporation. The Company's
Certificate of Incorporation, By-laws and corporate governance, including matters involving the issuance, redemption and conversion of securities, are subject to the provisions of the Delaware General Corporation Law, as amended and interpreted from time to time.

COMMON STOCK

     The Company's Certificate of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock, $.0001 value per share, of which 90,100,000 shares were outstanding prior to the commencement of this Offering.

     Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common
Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered by the Company pursuant to this offering will be, when issued and delivered, fully paid and non-assessable.

     Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock. There are no conversion or redemption rights or sinking fund provisions with respect to the Common Stock.

     All outstanding shares of Common Stock are validly issued, fully paid and nonassessable, and all Shares to be sold and issued as contemplated hereby will be fully paid and nonassessable when sold in accordance with the terms hereof and pursuant to a valid and current prospectus. The Board of Directors is authorized to issue additional shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

LOCK-UP AGREEMENT

             In connection with the purchase of the Company Shares, purchasers will enter into a lock-up agreement with the Company providing that the Company Shares registered herein held purchased by such purchaser will not be transferred, sold, assigned, pledged, hypothecated, distributed or otherwise disposed of, directly or indirectly, for a period of 60 days following admission for trading of the Company's Common Stock for trading on any market. The Company Shares will be eligible to be transferred, sold, assigned, pledged, hypothecated, distributed or otherwise disposed of after expiration of such 60 day period with the Company's approval, which permission shall not be withheld unless market conditions so dictate. 90 days following the admission for trading on any market of the Company's Common Stock, the Company Shares can be transferred, sold, assigned, pledged, hypothecated, distributed or otherwise disposed of without the permission of the Company. In all events, the lock-up provisions will terminate six months after the Effective Date.

PREFERRED STOCK

     The Company's Certificate of Incorporation authorizes the issuance of 20,000,000 shares of Preferred Stock, $.0001 par value per share, of which no shares were issued prior to this Offering. The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of Preferred Stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights. Any future issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of Common Stock. At present, the Company has no plans to issue any Preferred Stock nor adopt any series, preferences or other classification of Preferred Stock.

ADDITIONAL INFORMATION DESCRIBING STOCK

     The above descriptions concerning the Common and Preferred Stock of the Company do not purport to be complete. Reference is made to the Company's Certificate of Incorporation and By-Laws which are included in the registration statement of which this Prospectus is a part and which are available for inspection at the Company's offices. Reference is also made to the applicable statutes of the State of Delaware for a more complete description concerning rights and liabilities of shareholders.

ADMISSION TO QUOTATION TO NASDAQ SMALLCAP MARKET OR
NASD OTC BULLETIN BOARD

     To qualify for admission to quotation on the Nasdaq SmallCap Market, an equity security must, in relevant summary, (1) be registered under the Securities Exchange Act of 1934; (2) have at least three registered and active market makers, one of which may be a market maker entering a stabilizing bid; (3) for initial inclusion, be issued by a company with $4,000,000 in net tangible assets, or $50,000,0000 in market capitalization, or $750,000 in net income in two of the last three years (if operating history is less than one year than market capitalization must be at least $50,000,000); (4) have at a public float of at least 1,000,000 shares with a value of at least $5,000,000; (5) have minimum a bid price of $4.00 per share; and (6) have at least 300 beneficial shareholders.

     If a company's securities do not qualify for admission to quotation on the Nasdaq SmallCap Market they will trade over-the-counter until such future time, if any, at which the securities qualify for admission to quotation on the Nasdaq Stock Market and the Company then applies.

     The Company will apply for listing of the Shares on the NASD OTC
Bulletin Board if it does not meet the requirements for admission to quotation on the Nasdaq SmallCap Market. The over-the-counter market differs from national and regional stock exchanges in that it (1) is not cited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for listing on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor such a Company listing.

TRADING OF SHARES

     There are no outstanding options, warrants to purchase, or securities convertible into, the shares of the Company. The Company has not agreed with any shareholders, to register their shares for sale, other than for this registration. The Company does not have any other public offerings in process or proposed.

TRANSFER AGENT AND REGISTRAR

     The transfer agent for the Company's securities will be selected by the Company.

REPORTS TO SHAREHOLDERS
     The Company will furnish to holders of the Shares annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. The Company may issue other unaudited interim reports to its shareholders as it deems appropriate.


                                      PLAN OF DISTRIBUTION

THE OFFERING

     The Company is offering 450,000 Company Shares at an offering price of $20 per Company Share. The Company may, without liability, accept or reject subscriptions, in whole or in part. The Company is offering a minimum of 100,000 Company Shares ($2,000,000) and a maximum of 450,000 Company Shares ($9,000,000). Once funds from the sale of 450,000 Company Shares have been received, the Company will not accept any further purchasers and any funds tendered therefor will be returned. There can be no assurance that the Maximum Offering will be sold or that the Minimum Offering will be sold.

MINIMUM OFFERING AND ESCROW ACCOUNT

     All funds received by the Company with respect to the sale of the first 100,000 Company Shares will be deposited in a special escrow account to be established by the Company at Wells Fargo Bank, N.A. If 100,000
Company Shares are not sold within one hundred eighty days (180) following the effective date of the registration statement of which this Prospectus is a part, the Offering will automatically terminate and all funds received from the sale of the Company Shares will be returned to the purchasers thereof without deductions and without interest. At the time that the 100,000 Company Shares have been sold (the Minimum Offering) prior to the 180-day period, the Company will release the funds from the escrow account for deposit into the working account of the Company. Although the Company will continue to sell the Offering to attempt to reach the Maximum Offering (450,000 Shares), such released funds will be used at that time by the Company as described herein. SEE "USE OF
PROCEEDS".

ARBITRARY DETERMINATION OF OFFERING PRICE

     The offering price of the Company Shares has been determined arbitrarily by the Company. Among the factors considered were the Company's potential operations, current financial conditions and financial requirements of the Company, estimates of the business potential and prospects of the Company, the market demand for telecommunication and Internet services particularly in the Far East and China, the economics of the industry in general, the general condition of the equities market, and other factors.

LIMITED STATE REGISTRATION

     The Company anticipates that it will primarily sell the Company Shares outside the United States. The Company will qualify or register the sales of the Company Shares only in the states of New York, California, Washington, Florida, Illinois, Texas and Nevada. The Company will not accept subscriptions from investors resident in other states. SEE "RISK FACTORS--Limited State Offering"

SALE OF THE COMPANY SHARES

     The Company anticipates that the majority of its Company Shares will be sold outside the United States. The Company Shares are being offered through the Company's officers and director and no sales commission will be paid to any officer or director of the Company but the Company will reimburse its officers and director for expenses incurred in connection with the offer and sale of the Company Shares. The officers and director of the Company are relying on Rule 3a4-1 of the Exchange Act as a "safe harbor" from the registration as a broker-dealer in connection with the offer and sales of the Company Shares. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, an officer or director must (1) not be subject to a statutory disqualification; (2) not be compensated in connection with such selling participation by payment of commissions or other remuneration based either directly or indirectly on such transactions; and (3) not be an associated person with a broker or dealer; and (4) (i) restrict participation to transactions involving offers and sale of the securities, and
(ii) perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and has not been associated with a broker or dealer for the preceding 12 months, and does not participate in selling an offering of securities for any issuer more than once every 12 months, and (iii) restrict participation to written communications or responses to inquiries of potential purchasers. The officers and directors of the Company intend to comply with the guidelines enumerated in Rule
3a4-1.

COMPANY USE OF A BROKER-DEALER

     The Company may locate a broker-dealer who may offer and sell the Company Shares on terms acceptable to the Company. If the Company determines to use a broker-dealer, such broker-dealer must be a member in good standing of the National Association of Securities Dealers, Inc. and registered, if required, to conduct sales in those states in which it would sell the Company Shares. The Company anticipates that it would not pay in excess of 10% as a sales commission for any sales of the Company Shares.
If a broker-dealer were to sell the Company Shares, it is likely that such broker-dealer would be deemed to be an underwriter of the securities as defined in Section 2(11) of the Securities Act and the Company would be required to obtain a no-objection position from the National Association of Securities Dealers, Inc. regarding the underwriting and compensation terms entered into between the Company and such potential broker-dealer. In addition, the Company would be required to file a post-effective amendment to the registration statement of which this Prospectus is a part to disclose the name of such selling broker-dealer and the agreed underwriting and compensation terms.

SALE OF THE SELLING SECURITYHOLDER SHARES

     The Company will receive the proceeds from the sale of the Company Shares. The Company will not receive any proceeds from the sale of the Selling Securityholders' Shares by the Selling Securityholders pursuant to this Prospectus. The Selling Securityholders' Shares may be sold to purchasers from time to time directly by and subject to the discretion of the Selling Securityholders. In the event that the Selling Securityholders offer their securities for sale, the Selling Securityholders may from time to time offer for sale their Selling Securityholder Shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Shares for whom they may act as agents. Any underwriters, dealers or agents who participate in the distribution of the Selling Securityholders' Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities
Act.

     At the time a particular offer is made by or on the behalf of the Selling Securityholders, a Prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling Securityholders, any discounts, commissions and other items constituting compensation from the Selling Securityholders, any discounts, commissions or concessions allowed, reallowed or paid to dealers, and the proposed selling price to the public.

     Selling Securityholders' Shares may be sold from time to time in one or more transactions: (i) at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or (ii) at prices otherwise negotiated at the time of sale. Such prices will be determined by the Selling Securityholders or by agreement between the Selling Securityholders and any underwriters.

     Under applicable rules and regulations promulgated under the Exchange
Act, any person engaged in a distribution of securities may not simultaneously bid for or purchase securities of the same class for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, in connection with transactions in Shares during the effectiveness of the registration statement of which this Prospectus is a part.

     The Company will pay all of the expenses incident to the registration of the Shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

                              LEGAL MATTERS

LEGAL PROCEEDINGS

     The Company is not a party to any litigation and Management has no knowledge of any threatened or pending litigation against the Company.

LEGAL OPINION

     Cassidy & Associates, Washington, D.C. has given its opinion as attorneys-at-law that the Shares, when sold pursuant to the terms hereof, will be fully paid and non-assessable. Excepting the above referenced legal opinion of Cassidy & Associates, persons making any decision to acquire or dispose of the Shares offered hereby are not entitled to, and should not, rely upon any activities of Cassidy & Associates in connection with the Company or this Offering.

                                 EXPERTS

     The financial statements in this Prospectus have been included in reliance upon the report of John P. MacLean, Certified Public Accountants, and upon the authority of such firm as expert in accounting and auditing. The Company's fiscal year end is September 30.

                           AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission
(the "Commission") a Registration Statement on Form S-1 (the
"Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information contained in the Registration Statement. For further information regarding the Company and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Each statement contained in this Prospectus with respect to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for its complete terms and conditions.

     The Company will be subject to the informational requirements of the Exchange Act and in accordance therewith will file reports and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied on the Commission's home page on the World Wide Web at http://www.sec.gov or at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following
Regional Offices: 7 World Trade Center, Suite 1300, New York, N.Y.
10048; and Citicorp Center, 500 West Madison Street, Suite 1400,
Chicago, Illinois. 60661-2511. Such material can also be inspected at the New York, Boston, Midwest, Pacific and Philadelphia Stock Exchanges.
Copies can be obtained from the Commission by mail at prescribed rates. Request should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as may be required by law.

                      INDEX TO FINANCIAL STATEMENTS

                         ASPAC COMMUNICATIONS, INC.
                       (A Development Stage Company)


                             FINANCIAL STATEMENTS

                                    with

            REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    Report of Independent Certified
             Public Accountants                           F-1
     Financial Statements:

          Assets                                           F-2
          Stockholders' Equity                             F-2

                           JOHN P. MACLEAN
                      CERTIFIED PUBLIC ACCOUNTANT


                           15701 Alameda Drive
                          Bowie, Maryland 20716
                             301/249-4900
                           FAX  301/249-9296



REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Aspac Communications, Inc.

     I have audited the accompanying Balance Sheet of Aspac
Communications, Inc. as of October 2, 1997. This financial statement is the responsibility of the Corporation's management. My responsibility is to express an opinion on this financial statement based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statement referred to above presents fairly, in all materials respects, the financial position of Aspac Communications, Inc. as of October 2, 1997, in conformity with generally accepted accounting principles.


/s/ John P. MacLean, CPA, CFP
October 6, 1997

                        ASPAC COMMUNICATIONS, INC.

                             Balance Sheet
                            October 2, 1997


     ASSETS

     Cash                                   $ 200

               Total assets                              $ 200


     Shareholder Equity

     Common Stock (200,000 shares
          outstanding, 100,000,000
          shares authorized,
          $.0001 par value)                  $  20
     Additional Paid In Capital                180


          Total Equity                                   $ 200



     See Auditor's Report

                        ASPAC COMMUNICATIONS, INC.
                        Notes to Financial Statement


Summary of Significant Accounting Policies

A summary of the significant accounting policies consistently applied in the preparation o fthe accompanying financial statement follows:

(A) DESCRIPTION OF BUSINESS. The Company was organized for the purpose of engaging in any lawful business. The Company is in the development stage and operations have not commenced. The Company has selected the September 30 as its fiscal year.

(B) COMMON STOCK ISSUED.  The Company has authorized
100,000,000 shares of Common Stock having a par value of $.0001 per share and 20,000,000 shares of preferred stock having a par value of $.0001 per share. As of October 2, 1997, 200,000 shares of Common Stock had been issued and were outstanding.

(C) As of October 2, 1997, no shareholders, officers, directors or other related parties had incurred costs on behalf of the Company.

  No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by the Company or by any of the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

                            ------------------------

                                TABLE OF CONTENTS
                                                                   Page

Prospectus Summary
The Company
Use of Proceeds
Dilution
Risk Factors
Business
The Offering
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations
Management
Security Ownership of Certain
  Beneficial Owners and Management
Sales by Selling Securityholders
Selling Securityholders
Description of Securities
Plan of Distribution
Legal Matters
Experts
Available Information
Index to Financial Statements

      Until 90 days after the release of the registered securities from the Escrow Account, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when Acting as underwriters and with respect to their unsold allotments or subscriptions.










                        ASPAC COMMUNICATIONS, INC.



                     450,000 Shares of Common Stock;
                    9,010,000 Shares of Common Stock
                    to be Sold by the Holders Thereof





















                             ----------
                             PROSPECTUS
                             ----------




                        December ____, 1997




                      =======================

                                  PART II

              INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

   Filing Fee - Securities and Exchange Commission            $ 2,700
   Fees and Expenses of Accountants                             2,000
   Fees and Expenses of Counsel                               150,000
   Blue Sky Fees and Expenses                                   1,000
   Printing and Engraving Expenses                              1,000
   Miscellaneous Expenses                                       1,000

     Total                                                  $ 157,700  (1)


(1) The Company has obtained a loan from one of the shareholders of the Company for payment of these expenses which loan will be repaid from proceeds of the Offering.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Certificate of Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock)
 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.
The Company's Certificate of Incorporation contains such a provision.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     As listed below, the Company issued shares of its Common Stock par value $.0001 per share to the following entities for the consideration as listed. These sales were not made within the United States or to United States citizens or residents. However, such sales were made in compliance with Regulation D of the Securities Act of 1933.

Date        Shareholder                      Number of Shares     Consideration

11/1/97     Finhorn Enterprises Limited        55,100,000         $55,100
11/1/97     Serenadia Investment Limited       20,000,000          20,000
11/1/97     Gain Best International Limited     4,500,000           4,500
11/1/97     Global Bridge Profits Limited       4,000,000           4,000
11/1/97     Superior Gain Enterprises Limited   3,500,000           3,500
11/1/97          Crowned Eagle Worldwide, Ltd.  3,000,000           3,000


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)     Exhibits

3.1          Restated Certificate of Incorporation of the Company

3.2**        By-Laws of the Company

4.1*         Form of Common Stock Certificate

4.2*         Lock-Up Agreement

5.1*         Opinion of Cassidy & Associates

10.1         Lease Agreement

10.2         Employment agreement with Marc F. Mayeres

10.3*        Promissory Note with Finhorn Enterprise Limited

24.1         Consent of Accountant

24.2*        Consent of Cassidy & Associates (included in Exhibit 5)

27*            Financial Data Schedule
---------------

*      To be filed by Amendment.
**     Already filed.

(b) The following financial statement schedules are included in this Registration Statement.

            None.


ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c)   The undersigned registrant hereby undertakes that:

      (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Aspac Communications, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment #1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California on the 10th day of December, 1997.


                              ASPAC COMMUNICATIONS, INC.


                              By:  /s/ Marc F. Mayeres

                                        Marc Mayeres
                                        President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment #1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title                  Date


/s/ Liancheng Ji                Director              December 10, 1997
     Liancheng Ji